UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 26, 2007

Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number) Identification No.)	(IRS Employer
1600 N. Desert Drive
Tempe, Arizona
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.73
EX-10.74
EX-10.75
EX-10.76
EX-10.77
EX-10.78
EX-10.79
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 26, 2007, we and certain of our domestic subsidiaries, Syntax-Brillian SPE, Inc., Syntax Groups Corporation, Syntax Corporation, and Vivitar Corporation, entered into a credit and guaranty agreement (the “Credit Agreement”) with certain lenders and Silver Point Finance, LLC, as administrative agent, collateral agent, and lead arranger (“Silver Point”) for (1) a term loan in the aggregate principal amount of $150,000,000, consisting of two tranches, (a) a $110,000,000 term loan (the “Tranche A Term Loan”) and (b) a $40,000,000 term loan (the “Tranche A-1 Term Loan”), and (2) a revolving credit facility in the maximum commitment of $100,000,000 (the “Revolving Loan”). A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.
     Each of the Tranche A Term Loan and the Tranche A-1 Term Loan matures on the date that is the earliest to occur of (1) October 26, 2012 and (2) the date that all Tranche A Term Loans or Tranche A-1 Term Loans, as applicable, shall become due and payable in full under the Credit Agreement, whether by acceleration or otherwise. The Revolving Loan matures on the date that is the earliest to occur of (1) October 26, 2012, (2) the date the revolving commitments are permanently reduced to zero pursuant to certain terms of the Credit Agreement, and (3) the date of the termination of the revolving commitments pursuant to the Credit Agreement.
     Borrowings under the Credit Agreement will bear interest at the applicable base rate (the “Base Rate”) plus 5% or LIBOR plus 6%, to be selected at our option. The Base Rate is equal to, for any day, a rate per annum equal to the greater of (1) 5% per annum, and (2) the greater of (a) the prime rate in effect on such day, and (b) the federal funds effective rate in effect on such day plus 1%. Any change in the Base Rate due to a change in the prime rate or the federal funds effective rate shall be effective on the effective day of such change in the prime rate or the federal funds effective rate, respectively.
     The obligations under the Credit Agreement are secured by a first priority blanket lien on substantially all of our assets, including a pledge of all of the capital stock of each of our domestic subsidiaries and 65% of all the capital stock of each of our first tier foreign subsidiaries, pursuant to a pledge and security agreement entered into with Silver Point. The obligations under the Credit Agreement are also guaranteed by our domestic subsidiaries under terms contained in the Credit Agreement.
     The Credit Agreement contains customary limitations, including limitations on indebtedness, liens, investments, acquisitions, dividends, stock repurchases, stock redemptions, redemption or prepayment of other debt, mergers, consolidations, sales of assets, capital expenditures, and transactions with affiliates. We are also subject to financial covenants, including minimum fixed charge coverage ratios, maximum leverage ratios, and minimum EBITDA and revenue levels.

     The Credit Agreement also contains customary events of default, including, without limitation, nonpayment of principal, interest, fees, or other amounts when due; violation of covenants; breaches of representations or warranties; cross defaults; change of control; dissolution; insolvency; bankruptcy events; and material judgments. Some of these events of default allow for grace periods or are qualified by materiality concepts. In addition to the foregoing, the Credit Agreement contains events of default that are tied to dissolution, insolvency, or bankruptcy events of certain of our key business partners, consisting of South China House of Technology Consultants Ltd., Olevia Far East, Taiwan Kolin Co. Ltd., DigiMedia Technology Co., Ltd., and TCV Group.
     In addition, as compensation for Silver Point’s services, we issued ten-year warrants to the following affiliated entities of Silver Point (1) Silver Point Capital, L.P., (2) SPCP Group, L.L.C., and (3) SPCP Group III LLC (collectively, the “Warrantholders”), exercisable in the aggregate into approximately 5.28 million shares of our common stock, at an exercise price of $0.01 per share. In connection with the issuance of these warrants, we entered into a Registration Rights Agreement with the Warrantholders which provides for certain mandatory and “piggyback” registration rights with respect to our common stock issued upon exercise of the warrants. We also entered into a Warrantholders Rights Agreement with the Warrantholders and certain of our stockholders under which we and those stockholders are subject to certain tag-along and preemptive rights and restrictions on the transfer of shares of our common stock.
     We also intend to issue 83,149 warrants at an exercise price of $0.01 per share to Durham Capital, LLC as compensation for its services as placement agent in connection with this transaction.
     The foregoing summaries of the Credit Agreement and related documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of the documents themselves, which are filed as exhibits to this Form 8-K and are incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and issuance of the warrants to Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC, as well as the warrants to be issued to Durham Capital, LLC. The issuance of these warrants were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In this regard, the securities were issued to a limited number of institutional recipients that made representations to us that (1) the securities were being acquired by the recipients for investment only and not with view to of for sale in connection with any distribution of the securities, (2) the purchasers had such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the warrants, and (3) the recipients are “accredited investors” within the meaning of the Securities Act. The issuance of the warrants to Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC occurred on October 26, 2007.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.

     (d) Exhibits.

Exhibit
Number

10.73	Credit and Guaranty Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation and Syntax-Brillian SPE, Inc., as Borrowers, Certain Subsidiaries of Syntax-Brillian Corporation, as Guarantors, Various Lenders, and Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, and Lead Arranger

10.74	Pledge and Security Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation and Certain Subsidiaries of Syntax-Brillian Corporation in favor of Silver Point Finance, LLC

10.75	Registration Rights Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation, Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC

10.76	Warrantholder Rights Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation, Silver Point Capital, L.P., SPCP Group, L.L.C., SPCP Group III LLC, and Certain Stockholders of Syntax-Brillian Corporation

10.77	Warrant to purchase shares of common stock of Syntax-Brillian Corporation issued to Silver Point Capital, L.P., dated October 26, 2007

10.78	Warrant to purchase shares of common stock of Syntax-Brillian Corporation issued to SPCP Group, L.L.C., dated October 26, 2007

10.79	Warrant to purchase shares of common stock of Syntax-Brillian Corporation issued to SPCP Group III LLC, dated October 26, 2007

99.1	Press release from Syntax-Brillian Corporation, dated October 30, 2007, entitled “Syntax-Brillian Secures $250 Million in Strategic Financing”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: October 31, 2007	By:	/s/ John S. Hodgson
John S. Hodgson
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.73	Credit and Guaranty Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation and Syntax-Brillian SPE, Inc., as Borrowers, Certain Subsidiaries of Syntax-Brillian Corporation, as Guarantors, Various Lenders, and Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, and Lead Arranger

10.74	Pledge and Security Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation and Certain Subsidiaries of Syntax-Brillian Corporation in favor of Silver Point Finance, LLC

10.75	Registration Rights Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation, Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC

10.76	Warrantholder Rights Agreement, dated as of October 26, 2007, by and among Syntax-Brillian Corporation, Silver Point Capital, L.P., SPCP Group, L.L.C., SPCP Group III LLC, and Certain Stockholders of Syntax-Brillian Corporation

10.77	Warrant to purchase shares of common stock of Syntax-Brillian Corporation issued to Silver Point Capital, L.P., dated October 26, 2007

10.78	Warrant to purchase shares of common stock of Syntax-Brillian Corporation issued to SPCP Group, L.L.C., dated October 26, 2007

10.79	Warrant to purchase shares of common stock of Syntax-Brillian Corporation issued to SPCP Group III LLC, dated October 26, 2007

99.1	Press release from Syntax-Brillian Corporation, dated October 30, 2007, entitled “Syntax-Brillian Secures $250 Million in Strategic Financing”